Asure Software Announces Results for the 2008 Fiscal Third Quarter

Software and Services Revenues Increase 177 Percent, Deferred Revenue and Bookings Achieve Record Levels

AUSTIN, TX -- 06/17/2008 -- Asure Software (NASDAQ: ASUR) today announced results for the 2008 fiscal third quarter ending April 30, 2008. Highlights for the quarter include:

--  Software and services revenues increased by $1.7 million, or 177%, over the three months ending April 30, 2007, to $2.7 million.
--  Deferred revenue increased to a record level of $1.5 million.
--  Operating expenses of $3.7 million were flat with prior quarter.
--  Total employee headcount decreased to 146, a reduction of 23% since
    October 2007.
--  Availability of an enhanced version of iEmployee's Time and Attendance product.

"We have completed the integration of the recently acquired iEmployee business and the response from our customers to our expanded product line has been very positive. We believe we have the right strategy to continue to grow our business in this large and expanding workforce management market," said Richard N. Snyder, Chairman and Chief Executive Officer of Asure Software.

Software and Services Business

Software and services revenue increased $1.7 million or 177% from the three months ended April 30, 2007 to the three months ended April 30, 2008. Revenues include sales of NetSimplicity's Meeting Room Manager ("MRM") and Visual Asset Manager ("VAM"), and sales of the Company's iEmployee workforce management software. Also included in these revenues are software maintenance and support services and professional services. Software and services revenue for the three months ended April 30, 2008 was $2.7 million, essentially flat with the three months ended January 31, 2008. However, the Company's backlog increased by 66% to approximately $0.5 million reflecting strong growth in new customer installations and deployments.

Gross Margin

Software and services gross margins increased $1.3 million or 164% from the three months ended April 30, 2007 versus the three months ended April 30, 2008. Software and services gross margin for the 2008 fiscal third quarter was $2.1 million. Gross margin as a percentage of revenues was 76%, essentially flat with the period ending January 31, 2008.

Operating Expenses

Total operating expenses decreased $0.4 million or 10% from the three months ended April 30, 2007 to the three months ended April 30, 2008. Operating expenses for the three months ended April 30, 2008, were $3.7 million, essentially flat with the 2008 fiscal second quarter.

Net Loss

The Company reported a planned net loss of $1.6 million, or ($0.05) per share, during the three months ended April 30, 2008.

Cash and Liquidity

Cash decreased by a planned reduction of $1.7 million and the company maintains a cash and securities balance in excess of $16 million.

Outlook

The Company continues to develop its inside sales force for iEmployee and release new software updates for all product lines. Management believes its software and services revenues will continue to increase. Gross margins from the segment are expected to improve during the next fiscal quarter. In May 2008, management identified additional operational synergies that enabled the company to reduce total employee headcount from 146 to 105.

The Company did not have any intellectual property licensing revenues for the three or nine months ended April 30, 2008. Management does not anticipate any additional licensing revenues from the patents which have generated such revenues in prior fiscal years.

Conference Call and Webcast

Asure Software has scheduled a conference call with the investment community for Tuesday, June 17, 2008, at 10:00 a.m. CT (11:00 a.m. ET) to discuss the quarter and outlook. To take part in the call, please dial 888-713-4213 ten minutes before the conference call begins, ask for the Asure Software event, and use pass code 39307033. International callers should dial 617-213-4865 and reference the same pass code, 39307033. Investors, analysts, media and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the investor relations page of Asure's web site at www.asuresoftware.com. To listen to the live call, please visit the web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call on the investor relation's page of our web site at www.asuresoftware.com.

About Asure Software

Headquartered in Austin, Texas, Asure Software (ASUR), (a d/b/a of Forgent Networks, Inc.), empowers small to mid-size organizations and divisions of large enterprises to operate more efficiently, increase worker productivity and reduce costs through a suite of on-demand workforce management software and services. Asure's market-leading products include workforce time and attendance tracking, benefits enrollment and tracking, pay stubs and W2 documentation, expense management, meeting room management, and asset tracking. With additional offices in Seekonk, Mass., Vancouver, British Columbia, and Mumbai, India, Asure serves 3,500 customers around the world. For more information, please visit www.asuresoftware.com.

Safe Harbor

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding Forgent's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and in the Company's Quarterly Report on Form 10-Q for the most recently ended fiscal quarter.

                                ASURE SOFTWARE
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                 (Amounts in thousands, except per share data)

                                                   APRIL 30,     JULY 31,
                                                     2008          2007
                                                  -----------  -----------
                                                  (UNAUDITED)
                   ASSETS
Current Assets:
  Cash and cash equivalents                       $    12,812  $    33,524
  Short-term investments                                3,310        1,538
  Accounts receivable, net of allowance for
   doubtful accounts of $39 and $21 at April
   30, 2008 and July 31, 2007, respectively             1,551        1,040
  Prepaid expenses and other current assets               213          211
                                                  -----------  -----------
    Total Current Assets                               17,886       36,313

Property and equipment, net                             1,025          767
Goodwill                                                7,106           --
Intangible assets, net                                  4,923           --
Other assets                                               --          212
                                                  -----------  -----------
                                                  $    30,940  $    37,292
                                                  ===========  ===========

        LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
  Accounts payable                                $     3,821  $    10,970
  Accrued compensation and benefits                       405          557
  Other accrued liabilities                               742          855
  Deferred revenue                                      1,469        1,076
                                                  -----------  -----------
    Total Current Liabilities                           6,437       13,458

Long-Term Liabilities:
  Deferred revenue                                         29           28
  Other long-term obligations                             864        1,186
                                                  -----------  -----------
    Total Long-Term Liabilities                           893        1,214

Stockholders’ Equity:
  Preferred stock, $.01 par value; 10,000
   authorized; none issued or outstanding                  --           --
  Common stock, $.01 par value; 40,000
   authorized; 32,879 and 27,388 shares issued;
   31,089 and 25,598 shares outstanding at April
   30, 2008 and July 31, 2007, respectively               325          274
  Treasury stock at cost, 1,790 issued at April
   30, 2008 and July 31, 2007                          (4,815)      (4,815)
  Additional paid-in capital                          270,618      265,647
  Accumulated deficit                                (242,481)    (238,506)
  Accumulated other comprehensive income                  (37)          20
                                                  -----------  -----------
    Total Stockholders’ Equity                         23,610       22,620
                                                  -----------  -----------
                                                  $    30,940  $    37,292
                                                  ===========  ===========

                                          FOR THE             FOR THE
                                    THREE MONTHS ENDED   NINE MONTHS ENDED
                                         APRIL 30,           APRIL 30,
                                      2008      2007      2008      2007
                                    --------  --------  --------  --------
                                        (UNAUDITED)         (UNAUDITED)

REVENUES
  Software & Services               $  2,707  $    978  $  7,316  $  2,957
  Intellectual Property Licensing         --    20,000        --    28,162
                                    --------  --------  --------  --------
    Total Revenue                      2,707    20,978     7,316    31,119

COST OF SALES
  Software & Services                    639       196     1,598       698
  Intellectual Property Licensing         --    10,592        --    14,135
                                    --------  --------  --------  --------
    Total Cost of Sales                  639    10,788     1,598    14,833

GROSS MARGIN                           2,068    10,190     5,718    16,286

OPERATING EXPENSES:
  Selling, general and
   administrative                      2,951     3,971     8,353     9,009
  Research and development               616       180     1,547       429
  Amortization of intangible
   assets                                149        --       340         4
                                    --------  --------  --------  --------
    Total operating expenses           3,716     4,151    10,240     9,442

LOSS FROM OPERATIONS                  (1,648)    6,039    (4,522)    6,844

OTHER INCOME AND (EXPENSES):
  Interest income                        109       202       641       592
  Gain on sale of assets                  --        --        --     2,896
  Interest expense and other             (20)      (25)      (60)      (68)
                                    --------  --------  --------  --------
    Total other income and
     (expenses)                           89       177       581     3,420

(LOSS) INCOME FROM OPERATIONS,
 BEFORE INCOME TAXES                  (1,559)    6,216    (3,941)   10,264
  Provision for income taxes             (14)     (170)      (34)     (170)
                                    --------  --------  --------  --------
NET (LOSS) INCOME                   $ (1,573) $  6,046  $ (3,975) $ 10,094
                                    ========  ========  ========  ========

BASIC AND DILUTED INCOME (LOSS) PER
 SHARE:
  Basic                             $  (0.05) $   0.24  $  (0.13) $   0.40
                                    ========  ========  ========  ========
  Diluted                           $  (0.05) $   0.23  $  (0.13) $   0.39
                                    ========  ========  ========  ========

WEIGHTED AVERAGE SHARES
 OUTSTANDING:
  Basic                               30,995    25,596    29,667    25,488
  Diluted                             30,995    26,202    29,667    26,022

Investor contact:
Jay Peterson
512-437-2476
jay_peterson@asuresoftware.com

Media contact:
Lisa Flynn
512-437-2678
lisa_flynn@asuresoftware.com